UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 11/03/2010

Unitrin, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One East Wacker Drive, Chicago, IL 60601

(Address of principal executive offices, including zip code)

312-661-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The registrant, Unitrin, Inc. (“Unitrin” or the “Company”), issued a press release on November 3, 2010 announcing that its Board of Directors elected Dennis R. Vigneau, age 43, as Senior Vice President and Chief Financial Officer on November 3, 2010, effective immediately. The press release is attached hereto as Exhibit 99.1.

Mr. Vigneau had previously served as Senior Vice President and Chief Financial Officer of American Life Insurance Company, then a unit of American International Group, Inc., where he had been employed since August 2008. From May 2004 through July 2008, Mr. Vigneau held a number of senior financial positions with Genworth Financial, Inc., a publicly-traded global financial security company, including Senior Vice President and Chief Financial Officer of the Retirement and Protection Segment (2007 – 2008) and Vice President, Finance for Genworth Financial Holding (2003 – 2006). Mr. Vigneau held a variety of financial positions for GE Capital’s insurance operations from 1996 until May 2004.

As set forth in a letter, dated October 18, 2010, between Mr. Vigneau and the Company, Mr. Vigneau will be entitled to receive an annual base salary of $550,000 and a signing bonus of $225,000 and to participate in the Company’s 2009 Performance Incentive Plan, under which he may receive annual and multi-year performance incentive awards with a target bonus percentage of 40% for each type of award. On November 3, 2010, Mr. Vigneau was awarded 75,000 stock options and 15,000 shares of restricted stock under the Company’s 2002 Stock Option Plan and 2005 Restricted Stock and Restricted Stock Unit Plan, respectively.

Mr. Vigneau and the Company have entered into a severance agreement (“Severance Agreement”) providing for certain severance benefits in the event of a change in control of the Company. The Severance Agreement provides that, under certain circumstances in connection with a “change in control,” Mr. Vigneau would be entitled to receive a lump sum severance payment based on a multiple of two times his base salary, continuation of life and health insurance benefits for up to two years and outplacement services for up to fifty-two weeks. The foregoing description of the Severance Agreement is qualified by reference to the specific terms of the Severance Agreement, as set forth in the form of agreement filed as Exhibit 10.11 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 12, 2008.

There is no arrangement or understanding with Mr. Vigneau pursuant to which he was selected as an officer, there are no family relationships between Mr. Vigneau and any

Unitrin director or executive officer, and there are no transactions involving Mr. Vigneau or a member of his immediate family that would require disclosure by Unitrin under Item 404(a) of SEC Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 3, 2010, Unitrin’s Board of Directors approved amendments to the company’s Bylaws relating to the election of directors. The amendments revised Article II, Section 9 to provide for a contested election plurality vote carve-out to the majority vote provision and a mandatory tender of resignation by an incumbent director who does not receive a majority of votes in an uncontested election. In addition, the amendments revised Article III, Sections 1 and 3 to add a reference to the new mandatory tender of resignation provision and clarify that a director’s term will end on the earlier of the date on which the director’s successor is elected, the director resigns or is removed, or as otherwise provided in Article II, Section 9. The foregoing description of the terms of the Company’s Amended and Restated Bylaws is qualified by reference to the full text thereof, a copy of which is filed as Exhibit 3.2 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

3.2	Amended and Restated Bylaws

99.1	Press Release, dated November 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unitrin, Inc.

Date: November 5, 2010	By:	/s/ Scott Renwick
Scott Renwick
Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated Bylaws

99.1	Press Release, dated November 3, 2010